UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
September 19, 2005
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

157 Technology Drive
Irvine, California		92618
(Address of principal executive offices)		(Zip Code)
(949) 788-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 8.01 Other Events.
On September 19, 2005, Spectrum Pharmaceuticals, Inc. (the “Company”) announced the completion of the previously announced sale of 8,000,000 shares of its common stock at a price of $5.25 per share for aggregate proceeds of approximately $42 million and six-year warrants to purchase up to approximately 4,000,000 shares of common stock at an exercise price of $6.62 per share, in a registered direct offering to certain institutional investors. The shares of common stock and warrants were issued pursuant to an effective shelf registration statement on Form S-3 (file number 333-121612).
On September 19, 2005, the Company issued a press release announcing the completion of this transaction. The text of the press release is set forth in Exhibit 99.1 attached to this report and incorporated herein by this reference.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits

Exhibits:	Description of Document
99.1	Press Release dated September 19, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 19, 2005

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Shyam Kumaria
Name:	Shyam Kumaria
Title:	V.P. Finance